Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

THIRD QUARTER FISCAL 2013 EARNINGS

Closed $14.4 Million in New Loan Originations

Announces Monthly Distributions of $0.077 Per Share for a Total of $0.231 Per Share for First Fiscal

Quarter 2014, Equal to Annualized Distribution Rate of $0.924 Per Share

RYE BROOK, NY, May 9, 2013 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the third quarter of fiscal 2013 ended March 31, 2013.

Financial Highlights for the Third Quarter of Fiscal 2013

➢	Net asset value of $8.00 per share at March 31, 2013.
➢	Total investment income was $2.8 million, including income from fees, dividends and other sources of $0.4 million.
➢	Net investment income was $1.3 million, or $0.18 per share.
➢	Net unrealized gains were $0.2 million, or $0.02 per share. Combined with net investment income, this resulted in a net increase in net assets from operations of $1.5 million, or $0.20 per share.
➢	Monthly distributions of $0.077 per share were paid on February 15, 2013, March 15, 2013 and April 15, 2013, totaling $0.23 per share for the quarter.
➢	Total portfolio investments at March 31, 2013 were $88.1 million, a 33.3% increase compared to portfolio investments of $66.1 million at March 31, 2012 and a 13.6% increase compared to portfolio investments of $77.6 million at December 31, 2012.
➢	Weighted average portfolio interest rate was 12.69% at March 31, 2013.
➢	New originations were $14.4 million, consisting of three new debt facilities to Modular Process Control, LLC, Pristine Environments, Inc. and The Selling Source, LLC. Repayments were $2.6 million including the full payoff of two existing loans at par plus interest and fees.
➢	At March 31, 2013, 89% of portfolio company investments were first lien senior secured loans.

On May 3, 2013, the Board of Directors declared monthly distributions for the first quarter of fiscal 2014 as follows:

Record Date	Payment Date	Per Share Amount
July 31, 2013	August 15, 2013	$0.077
August 30, 2013	September 13, 2013	$0.077
September 30, 2013	October 15, 2013	$0.077

These distributions equate to a $0.924 annualized distribution rate, or a current annualized yield of 12.0%, based on the closing price of the Company’s common stock of $7.72 per share on May 8, 2013.

Management Commentary

“Continued growth of our investment portfolio in the third fiscal quarter, combined with the attractive terms of our new investments that closed at the end of or subsequent to the end of the quarter, furthers our goal of growing net investment income,” said John Stuart, Chairman and Chief Executive Officer of Full Circle Capital Corp. “In preparation for further portfolio growth, we have been adding professional staff and we are actively pursuing avenues to increase and improve our funding sources in today’s more attractive interest rate environment. Our flexible uni-tranche lending solutions continue to attract a good flow of appropriate investment opportunities to borrowers that fit within our investment criteria.”

Third Quarter Fiscal 2013 Results

The Company’s net asset value at March 31, 2013 was $8.00 per share. During the quarter, the Company generated $2.4 million of interest income, of which 100% was paid in cash. Income from fees, dividends and other sources totaled $0.4 million. The Company recorded net investment income of $1.3 million, or $0.18 per share. Net unrealized gains were $0.2 million, or $0.02 per share. Net increase in net assets from operations was $1.5 million, or $0.20 per share. Per share amounts for the quarter ended March 31, 2013 are based on approximately 7.6 million weighted average shares outstanding compared to 6.2 million at March 31, 2012 and 6.7 million at December 31, 2012, reflecting the 1.35 million share equity offering that the Company completed in November 2012.

During the quarter, the Company originated $14.4 million in three new loan facilities. Additional funding to existing borrowers, excluding regular borrowing under revolvers, was $1.3 million during the quarter. Repayments during the third quarter were $2.6 million including the full payoff of two loans at par plus interest and fees.

At March 31, 2013, the Company’s portfolio included investments in 22 companies, of which 19 were debt investments. The average portfolio company debt investment at March 31, 2013 was $4.2 million. The weighted average interest rate on investments was 12.69%. At fair value, 89% of portfolio investments were first lien loans, 4% were second lien loans and 7% were equity investments. Approximately 86% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 54% at March 31, 2013 compared to 61% at March 31, 2012 and 59% at December 31, 2012.

Subsequent Events

On April 15, 2013, the Company funded $1.4 million of a $1.7 million senior secured credit facility to Takoda Resources, Inc., a provider of seismic data acquisition services in Canada. The senior secured note bears interest at 16.00% and has a final maturity date of April 1, 2016.

On May 1, 2013, the Company extended the maturity of the senior secured loan to Attention Transit Advertising Systems, Inc. through September 30, 2016.

Conference Call Details

Management will host a conference call to discuss these results on Friday, May 10, 2013 at 10:00 a.m. EDT. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 63888747.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. EDT on May 10, 2013 until 11:59 p.m. EDT on May 13, 2013 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 63888747. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	LHA
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com

  FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2013	June 30, 2012
	(Unaudited)	(Audited)
Assets
Control Investments at Fair Value (Cost of $18,249,221 and $6,639,648, respectively)	$19,106,610	$6,777,511
Affiliate Investments at Fair Value (Cost of $12,013,078 and $6,802,017, respectively)	10,363,544	5,112,142
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $74,677,524 and $85,181,617, respectively)	73,671,713	82,957,117
Total Investments at Fair Value (Cost of $104,939,823 and $98,623,282, respectively)	103,141,867	94,846,770

Cash	481,563	639,149
Deposit with Broker	1,550,000	2,350,000
Interest Receivable	993,334	902,711
Principal Receivable	147,603	513,372
Dividends Receivable	53,682	-
Due from Portfolio Investment	7,917	11,140
Receivable for Investments Sold	1,126,196	-
Prepaid Expenses	105,768	43,053
Other Assets	109,420	25,499
Deferred Offering Expenses	48,083	67,685
Deferred Credit Facility Fees	100,000	50,000

Total Assets	107,865,433	99,449,379

Liabilities
Due to Affiliate	690,784	580,353
Accounts Payable	48,971	115,741
Accrued Liabilities	38,985	79,651
Due to Broker	15,000,125	22,500,041
Payable for Investments Acquired	4,155,951	-
Dividends Payable	582,842	478,892
Interest Payable	114,245	142,518
Other Liabilities	479,358	140,458
Accrued Offering Expenses	12,904	19,697
Line of Credit	22,797,755	18,544,660
Distribution Notes	3,404,583	3,404,583

Total Liabilities	47,326,503	46,006,594

Net Assets	$60,538,930	$53,442,785

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 7,569,382 and 6,219,382 issued and outstanding, respectively)	$75,694	$62,194
Paid-in Capital in Excess of Par	67,420,152	57,455,232
Distributions in Excess of Net Investment Income	(936,486)	(122,763)
Accumulated Net Realized Losses	(4,222,474)	(175,366)
Accumulated Net Unrealized Losses	(1,797,956)	(3,776,512)
Net Assets	$60,538,930	$53,442,785

Net Asset Value Per Share	$8.00	$8.59

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments	$1,615,618	$1,940,034	$5,609,673	$5,870,076
Interest Income from Affiliate Investments	389,518	-	950,026	234,864
Interest Income from Control Investments	435,300	228,456	1,033,884	483,100
Dividend Income from Control Investments	80,178	55,393	186,768	57,216
Other Income from Non-Control/Non-Affiliate Investments	305,935	138,688	834,515	515,137
Other Income from Affiliate Investments	3,992	-	63,577	54,086
Other Income from Control Investments	12,500	26,389	37,500	131,389
Total Investment Income	2,843,041	2,388,960	8,715,943	7,345,868

Operating Expenses
Management Fee	362,743	291,919	1,041,905	878,569
Incentive Fee	328,044	277,588	1,001,406	923,864
Total Advisory Fees	690,787	569,507	2,043,311	1,802,433

Allocation of Overhead Expenses	84,552	89,211	225,860	264,103
Sub-Administration Fees	50,000	78,114	173,429	234,343
Officers’ Compensation	75,160	74,800	225,514	192,353
Total Costs Incurred Under Administration Agreement	209,712	242,125	624,803	690,799

Directors’ Fees	24,625	32,125	86,375	86,375
Interest Expense	379,310	211,491	1,214,392	578,456
Professional Services Expense	108,998	121,301	384,061	435,980
Bank Fees	3,975	2,774	12,295	9,740
Other	113,470	91,063	334,647	294,321
Total Gross Operating Expenses	1,530,877	1,270,386	4,699,884	3,898,104

Management Fee Waiver and Expense Reimbursement	-	-	-	(313,792)
Total Net Operating Expenses	1,530,877	1,270,386	4,699,884	3,584,312

Net Investment Income	1,312,164	1,118,574	4,016,059	3,761,556
Net Change in Unrealized Gain (Loss) on Investments	168,654	404,773	1,978,556	(512,907)
Net Realized Gain (Loss) on Investments	-	467	(4,047,108)	127,039
Net Increase in Net Assets Resulting from Operations	$1,480,818	$1,523,814	$1,947,507	$3,375,688

Earnings per Common Share Basic and Diluted	$0.20	$0.25	$0.28	$0.54
Net Investment Income per Common Share Basic and Diluted	$0.18	$0.18	$0.59	$0.61
Weighted Average Shares of Common Share Outstanding Basic and Diluted	7,569,382	6,219,382	6,835,258	6,219,382

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

Financial highlights (Unaudited)

	Three months ended March 31, 2013	Three months ended March 31, 2012	Nine months ended March 31, 2013	Nine months ended March 31, 2012
Per Share Data [1] :
Net asset value at beginning of period	$8.03	$8.92	$8.59	$9.08
Dilution from offering [2]	-	-	(0.17)
Offering costs	-	-	(0.01)	-
Net investment income	0.18	0.18	0.59	0.61
Change in unrealized gain (loss)	0.02	0.07	0.28	(0.08)
Realized gain (loss)	0.00	-	(0.59)	0.02
Dividends declared	(0.23)	(0.23)	(0.69)	(0.69)
Net asset value at end of period	$8.00	$8.94	$8.00	$8.94

[1]	Financial highlights are based on weighted average shares outstanding.

[2]	Dilution from offering is based on the change in net asset value from the secondary offering on November 27, 2012.